EXHIBIT 21.1

                 SUBSIDIARIES OF DELTA FINANCIAL CORPORATION




       NAME                                      STATE OF INCORPORATION
------------------                                   ---------------
Delta Funding Corporation...........................     New York
Fidelity Mortgage Inc...............................     Delaware